UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTH AMERICAN GALVANIZING & COATINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	71-0268502
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5314 S. Yale Avenue

Suite 1000

Tulsa, Oklahoma 74135

(Address, including zip code, of Principal Executive Offices)

KINARK CORPORATION 1996 STOCK OPTION PLAN

(Full title of the plan)

David H. Dingus

President & Chief Financial Officer

North American Galvanizing & Coatings, Inc.

5314 S. Yale Avenue

Suite 1000

Tulsa, Oklahoma 74135

(Name, address, and telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-15377), pertaining to 800,000 shares of common stock, par value $0.10 per share (“Common Stock”), of North America Galvanizing & Coatings, Inc. (the “Company”), issuable under the Kinark Corporation 1996 Stock Option Plan, which was filed with the Securities and Exchange Commission on November 1, 1996 (the “Registration Statement”).

On August 3, 2010, pursuant to an Agreement and Plan of Merger, dated as of March 31, 2010, by and among AZZ incorporated (“Parent”), Big Kettle Merger Sub, Inc., an indirect wholly-owned subsidiary of Parent (“Purchaser”), and the Company, Purchaser merged with and into the Company, with the Company being the surviving entity and becoming an indirect wholly owned subsidiary of Parent. The Company has filed a certification and notice of termination on Form 15 with respect to the Common Stock.

The undersigned hereby removes and withdraws from registration all shares of Common Stock registered pursuant to the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on August 9, 2010.

 NORTH AMERICAN GALVANZING & COATINGS, INC.

By: /s/ David H. Dingus
Name: David H. Dingus
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ David H. Dingus David H. Dingus	President and Chief Executive Officer, Director (Principal Executive Officer)	August 9, 2010

/s/ Dana L. Perry Dana L. Perry	Vice President and Chief Financial Officer, Director (Principal Financial and Accounting Officer)	August 9, 2010

/s/ Ashok E. Kolady	Director	August 9, 2010
Ashok E. Kolady

/s/ Tim E. Pendley	Director	August 9, 2010
Tim E. Pendley